UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

Goff Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1528188	27-3129919
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3535 Executive Terminal Drive
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702)-840-4433

(Former name or former address, if changed since last report.)

2100 Manchester Road, Suite 615

Wheaton, IL 60187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GOFF	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 9, 2021, Goff Corp. (“Goff”), filed a current report on Form 8-K reporting a change in its certifying accountant, a change of control and the appointment of new officers and directors. This Amendment No. 1 on Form 8-K/A amends the prior disclosure to change the earliest date of this report and to include Exhibit 99.1 that was inadvertently not included with the prior current report on Form 8-K.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 8, 2021, the registrant, Goff Corp., engaged BF Borgers CPA PC (“BF Borgers”), a PCAOB licensed firm, as the registrant’s principal accountant to audit the registrant’s financial statements as of its fiscal years ended December 31, 2020 and December 31, 2019 for inclusion in a Form 10 to be filed prior to September 28, 2021 to meet the deadline established by the U.S. Securities and Exchange Commission (“SEC”) under recent amendments to SEC Rule 15c2-11 requiring delinquent OTC market filers to provide current and publicly available information for broker-dealers to quote their securities in the OTC market.

We have provided a copy of this Current Report on Form 8-K to BF Borgers for its review. BF Borgers has concurred with the statements made in this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

On May 26, 2021, George Sharp was appointed as custodian for the registrant by Order Granting Motion to (1) Intervene, (2) Remove Custodian, (3) Appoint George Sharp as Custodian, and (4) for Temporary Restraining Order and Preliminary Injunction on Order Shortening Time, Case No A-20-815182-B, Dept. No. XVI issued by the District Court of the State of Nevada in and for Clark County (the “Court Order”). Under his authority as Custodian George Sharp appointed himself as the sole member of the Board and President, Secretary and Treasurer of the Company by resolutions of the registrant’s Board of Directors on May 26, 2021. On August 29, 2021, in recognition of the $50,000 cash invested and $50,000 in consulting fees accrued by George Sharp for professional and regulatory fees to reinstate the registrant in the State of Nevada and to have the registrant become current in its filings under the SEC’s recently imposed requirements for public companies operating under SEC Rule 15c2-11, the Board issued 300,000 shares of the authorized “blank check” preferred stock to George Sharp with 10,000 votes for each share of preferred stock to give voting control to Mr. Sharp. The registrant has engaged BF Borgers as its principal accountant to audit the registrant’s annual financial statements and to review its quarterly financial statements required to be filed with the SEC under the registrant’s reporting obligations under the Securities Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2021, in accordance with the Court Order, George Sharp appointed himself as the Company’s President, Secretary, Treasurer, and Chairman of the Board of Directors of the Company.

George A. Sharp, 61 years old, has, for the past 17 years, served as a consultant to companies in a variety of contexts, including software development, assisting public companies with growth and regulatory compliance plans. Mr. Sharp is a well-known whistleblower and shareholder advocate, fighting against microcap fraud. He has exposed dubious activities involving various issuers to the public and regulatory bodies for the last 12 years. In June 2017, Mr. Sharp was engaged as a consultant by OTC Markets Group, Inc. to develop compliance processes to bring more timely and actionable data to the OTC market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Order Granting Motion to (1) Intervene, (2) Remove Custodian, (3) Appoint George Sharp as Custodian, and (4) for Temporary Restraining Order and Preliminary Injunction on Order Shortening Time by the District Court of Clark County, Nevada, Case No A-20-815182-B, Dept. No. XVI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Goff Corp.

Date: September 9, 2021	By:	/s/ George Sharp
George Sharp
President and CEO